Exhibit 99.1

Press Release

FedEx names Jamere Jackson as Executive Vice President and Chief Financial Officer

Jackson is an experienced public-company CFO with a strong record of stockholder value creation

MEMPHIS, Tenn., Oct. 26, 2026 - FedEx Corp. (NYSE: FDX) today announced the appointment of Jamere Jackson as chief financial officer, effective Nov. 30. He succeeds Claude Russ, who has served as interim CFO since June 1.

Jackson brings extensive experience leading the finance function at several public companies. Most recently, he led both Finance and Store Development at AutoZone, where he has served as chief financial officer beginning in January 2021. His background combines disciplined financial management, thoughtful capital allocation, and operational experience to support business growth.

"I am pleased to welcome Jamere to FedEx and the executive leadership team,” said Raj Subramaniam, president and chief executive officer of FedEx Corporation. “Jamere brings a deep understanding of how disciplined financial strategy translates into strong operational performance. Throughout his career, he has proven his ability to balance strategic investments in growth with an unwavering focus on profitability, cash generation, and capital allocation. I am confident Jamere’s leadership will support FedEx’s strong momentum in driving profitable growth and help deliver long-term value for stockholders."

"I also want to thank Claude for his leadership as interim CFO and for his contributions to FedEx during this transition," Subramaniam added.

Before AutoZone, Jackson served as executive vice president and chief financial officer of Hertz Global Holdings and as chief financial officer of Nielsen Holdings. Earlier in his career, he held a variety of leadership roles at General Electric, including chief financial officer of a division of GE Oil and Gas. Jackson currently serves on the Board of Directors for Eli Lilly & Co, where he is chair of the Audit Committee.

"FedEx is a remarkable business with an extraordinary team and significant opportunity ahead," Jackson said. "I look forward to getting to know the company, learning from the worldclass finance team, and bringing my experience to bear as we execute on our profitable growth strategy."

About FedEx Corp.

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, ecommerce, and business services. With annual revenue of $86 billion, the company offers integrated business solutions utilizing its flexible, efficient, and intelligent global network. Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its more than 450,000 employees to remain focused on safety, the highest ethical and professional standards, and the needs of their customers and communities. FedEx is committed to connecting people and possibilities around the world responsibly and resourcefully, with a goal to achieve carbon-neutral operations by 2040. To learn more, please visit fedex.com/about.

Cautionary Statement Regarding Forward-Looking Information

Certain statements in this press release may be considered forward-looking statements, such as statements regarding expected future innovations and benefits of the strategic collaboration. Forward-looking statements include those preceded by, followed by or that include the words “will,” “may,” “could,” “would,” “should,” “believes,” “expects,” “forecasts,” “anticipates,” “plans,” “estimates,” “targets,” “projects,” “intends,” “determined to,” or similar expressions. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which FedEx operates; uncertainty and additional volatility in the global trade environment; FedEx’s ability to successfully implement its business strategies and global transformation program and network optimization initiatives, including Network 2.0 and Tricolor, effectively respond to changes in market dynamics, and achieve the anticipated benefits of such strategies and actions; and other factors which can be found in FedEx’s and its subsidiaries’ press releases and FedEx’s filings with the Securities and Exchange Commission, including FedEx’s Annual Report on Form 10-K for the fiscal year ended May 31, 2026. Any forward-looking statement speaks only as of the date on which it is made. FedEx does not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Media Contact:

Caitlin Maier

901-434-8100

mediarelations@fedex.com

Investor Relations Contact:

Jeni Hollander

901-818-7200

ir@fedex.com